Exhibit (c)(2)(D) Board Presentation August 1, 2023

Apple | Proposal Summary Spot Price Initial Offer Initial Offer 1st HEP Counteroffer DINO Revised Proposal 2nd HEP Counteroffer Undisturbed Price Current Price Current Price Current Price Current Price as of 5/3/23 as of 7/31/23 as of 7/31/23 as of 7/31/23 as of 7/31/23 DINO Spot Price $41.91 $52.09 $52.09 $52.09 $52.09 Exchange Ratio 0.3714x 0.3714x 0.3714x 0.3150x 0.3714x Stock Consideration per Unit $15.57 $19.35 $19.35 $16.41 $19.35 Cash Consideration per Unit - - 7.00 3.50 4.00 Total Consideration per Unit $15.57 $19.35 $26.35 $19.91 $23.35 Implied Exchange Ratio 0.3714x 0.3714x 0.5058x 0.3822x 0.4482x (1) Premium / (Discount) to Undisturbed Spot Price as of 5/3/23 (2.2%) 21.5% 65.5% 25.1% 46.6% (2) Premium / (Discount) to Spot Price as of 7/31/23 (20.2%) (0.8%) 35.1% 2.1% 19.7% Total Unaffiliated Units Outstanding (mm) 67.0 67.0 67.0 67.0 67.0 Total Stock Consideration ($mm) $1,042 $1,296 $1,296 $1,099 $1,296 Total Cash Consideration ($mm) - - 469 234 268 Total Consideration ($mm) $1,042 $1,296 $1,764 $1,333 $1,563 Total DINO Shares Issued (mm) 24.9 24.9 24.9 21.1 24.9 30-Day VWAP Initial Offer Initial Offer 1st HEP Counteroffer DINO Revised Proposal 2nd HEP Counteroffer Undisturbed Price Current Price Current Price Current Price Current Price as of 5/3/23 as of 7/31/23 as of 7/31/23 as of 7/31/23 as of 7/31/23 DINO 30-Day VWAP $45.97 $46.36 $46.36 $46.36 $46.36 Exchange Ratio 0.3714x 0.3714x 0.3714x 0.3150x 0.3714x Stock Consideration per Unit $17.07 $17.22 $17.22 $14.60 $17.22 Cash Consideration per Unit - - 7.00 3.50 4.00 Total Consideration per Unit $17.07 $17.22 $24.22 $18.10 $21.22 Implied Exchange Ratio 0.3714x 0.3714x 0.5224x 0.3905x 0.4577x (3) Premium / (Discount) to Undisturbed 30-Day VWAP as of 5/3/23 - 0.9% 41.9% 6.0% 24.3% (4) Premium / (Discount) to 30-Day VWAP as of 7/31/23 (8.7%) (7.9%) 29.5% (3.2%) 13.5% Total Unaffiliated Units Outstanding (mm) 67.0 67.0 67.0 67.0 67.0 Total Stock Consideration ($mm) $1,143 $1,153 $1,153 $978 $1,153 Total Cash Consideration ($mm) - - 469 234 268 Total Consideration ($mm) $1,143 $1,153 $1,622 $1,212 $1,421 Total DINO Shares Issued (mm) 24.9 24.9 24.9 21.1 24.9 1. Undisturbed Spot Price as of 5/3/23: $15.92 per unit. 2. Spot Price as of 7/31/23: $19.50 per unit. 3. Undisturbed 30-Day VWAP as of 5/3/23: $17.07 per unit. 4. 30-Day VWAP as of 7/31/23: $18.70 per unit. 1

HEP | Relative Trading Performance Trading Performance: Last Twelve Months Recent Trading HEP - Peer (2) HEP Peer AMZ MLP (3) Performance Median Adj. HEP - AMZ Adj. Median Index (1) 30-Day 6.3% 2.2% 1.3% 13.2% (16.4%) 4.2% 2.1% 11.4% 4.2% 5.1% OKE/MMP Announcement (5/12/2023) 18.5% 3.8% 7.2% 30.1% 13.5% 14.7% - 17.7% 14.7% 11.3% Initial Offer Announcement (5/3/23) 22.5% 7.1% 11.8% 24.3% 4.9% 15.4% 1.0% 20.4% 15.4% 10.7% 0.4% YTD 7.6% (4.7%) (3.1%) 5.2% 12.3% 10.4% 26.5% 12.3% 10.7% 15.0% (3.8%) 1.2% 8.9% (13.6%) 18.8% 15.8% 34.8% 18.8% 13.7% Last Twelve Months (Indexed Price Performance) Initial Offer Announcement (Pre-Market Open on 5/4/2023) OKE / MMP Announcement (5/12/2023) Source: FactSet as of 7/31/2023. 1. Represents trading days. 2. Magellan reflects performance to unaffected date of Oneok transaction, 5/12/2023. 3. HEP Peers include DKL, NS and PAA. Note: MMP not included in HEP Peer Median. 2

HEP / DINO | Historical Exchange Ratio Analysis Number of DINO shares per HEP unit “Heads-Up” Exchange Ratio (HEP / DINO) Initial Offer Announcement (Pre-Market Open on 5/4/2023) 2nd Counter (VWAP) (1) 0.4577x 2nd Counter (Spot) (2) 0.4482x Revised Offer 0.3822x Current 0.3744x 1-Year VWAP 0.3559x Implied Premium Analysis Implied Premium / Discount to Heads-Up Historical Prices / Heads-Up Exchange Ratio HEP DINO Exchange $19.50 $19.91 $21.45 $23.40 $23.35 $25.35 0.3744x 0.3822x 0.4118x 0.4492x 0.4482x 0.4867x (3) Period ($/unit) ($/share) Ratio - 2.1% 10.0% 20.0% 19.7% 30.0% - 2.1% 10.0% 20.0% 19.7% 30.0% Current (7/31/2023) $19.50 $52.09 0.3744x - 2.1% 10.0% 20.0% 19.7% 30.0% - 2.1% 10.0% 20.0% 19.7% 30.0% Undisturbed Price (5/3/2023) $15.92 $41.91 0.3799x 22.5% 25.1% 34.7% 47.0% 46.6% 59.2% (1.5%) 0.6% 8.4% 18.3% 18.0% 28.1% Offer Price (30-day VWAP as of 5/3/2023) $17.07 $45.97 0.3714x 14.2% 16.6% 25.6% 37.1% 36.7% 48.5% 0.8% 2.9% 10.9% 20.9% 20.7% 31.0% 5-Day VWAP $19.32 $51.03 0.3786x 0.9% 3.0% 11.0% 21.1% 20.8% 31.2% (1.1%) 0.9% 8.8% 18.6% 18.4% 28.5% 10-Day VWAP $19.23 $49.88 0.3856x 1.4% 3.5% 11.5% 21.7% 21.4% 31.8% (2.9%) (0.9%) 6.8% 16.5% 16.2% 26.2% 20-Day VWAP $19.08 $48.00 0.3974x 2.2% 4.4% 12.4% 22.7% 22.4% 32.9% (5.8%) (3.8%) 3.6% 13.0% 12.8% 22.5% 30-Day VWAP $18.70 $46.36 0.4034x 4.3% 6.5% 14.7% 25.1% 24.8% 35.6% (7.2%) (5.3%) 2.1% 11.4% 11.1% 20.6% 60-Day VWAP $17.89 $43.75 0.4090x 9.0% 11.3% 19.9% 30.8% 30.5% 41.7% (8.5%) (6.6%) 0.7% 9.8% 9.6% 19.0% 1-Year VWAP $17.94 $50.40 0.3559x 8.7% 11.0% 19.6% 30.4% 30.1% 41.3% 5.2% 7.4% 15.7% 26.2% 25.9% 36.7% 2-Year VWAP $17.79 $44.11 0.4034x 9.6% 11.9% 20.5% 31.5% 31.2% 42.5% (7.2%) (5.3%) 2.1% 11.4% 11.1% 20.6% 5-Year VWAP $19.03 $41.40 0.4598x 2.4% 4.6% 12.7% 22.9% 22.7% 33.2% (18.6%) (16.9%) (10.4%) (2.3%) (2.5%) 5.8% 52-Week High $19.72 $66.19 0.2979x (1.1%) 1.0% 8.8% 18.7% 18.4% 28.5% 25.7% 28.3% 38.2% 50.8% 50.4% 63.3% Research Analyst Target $18.50 $56.00 0.3304x 5.4% 7.6% 15.9% 26.5% 26.2% 37.0% 13.3% 15.7% 24.6% 36.0% 35.7% 47.3% Source: FactSet as of 7/31/2023. 1. Reflecting 0.3714x exchange ratio on DINO’s 30-day VWAP of $46.36 as of 7/31/2023 plus $4.00 cash per unit. (4) nd (2) Revised Offer 2 Counteroffer 2. Reflecting 0.3714x exchange ratio on DINO’s share price of $52.09 as of 7/31/2023 plus $4.00 cash per unit. 3. 5-day, 10-day, 20-day, 30-day and 60-day reflecting trading days. 1-year, 2-year and 3-year reflecting calendar days. 4. Revised offer of $19.91 per unit reflecting 0.3150x exchange ratio on DINO’s share price of $52.09 as of 7/31/2023 plus $3.50 cash per unit. 3 Better for HEP Better for DINO

DINO | Relative Valuation (1) EV / EBITDA (EV / EBITDA) 2023E 2024E 2025E EV / 2023E EBITDA EV / 2024E EBITDA Median: 4.6x 5.9x 6.8x EV / 2025E EBITDA 7.8x 7.4x 7.3x 7.1x 8.0x 6.8x 6.8x 6.5x 6.5x 5.9x 5.9x 5.7x 5.5x 5.5x 6.0x 4.9x 4.9x 4.9x 4.6x 4.6x 4.5x 4.3x 3.8x 3.6x 3.5x 4.0x 2.8x 2.0x 0.0x (2) Price / Parent CFPS (Price / Parent CFPS) 2023E 2024E 2025E Price / 2023E Parent CFPS Median: 5.1x 5.7x 7.7x Price / 2024E Parent CFPS Price / 2025E Parent CFPS 15.2x 11.9x 12.0x 8.6x 8.3x 7.7x 9.0x 7.6x 7.2x 7.1x 6.9x 6.4x 5.6x 5.7x 5.6x 5.6x 5.1x 5.1x 5.2x 5.1x 4.8x 4.7x 6.0x 4.5x 4.4x 4.4x 2.7x 3.0x 0.0x Consolidated Debt / 1. 1x 1.7x 1.8x 1.5x 3.1x 0.8x 1.1x 0.7x (3) 2023E EBITDA Consolidated Net Debt / 2023E 0.6x 1.1x 1.0x 0.9x 2.1x 0.4x (0.2)x (0.1)x (4) EBITDA Source: Management projections, company filings, FactSet, and Wall Street research as of 7/31/2023. 1. DINO EBITDA reflecting management estimates. Peers per FactSet consensus. 2. DINO and peers reflecting FactSet consensus. Adj. CFPS is adjusted to remove third-party distributions to unaffiliated MLP public unitholders. Adj. CFPS based on Adj. CFFO per share based on shares outstanding from Management projections. Remaining peers calculated from median consensus. 3. Calculated as current Consolidated Debt / Projected Consolidated EBITDA. 4. Calculated as Consolidated Debt less Cash / Projected Consolidated EBITDA. 4

HEP | Relative Valuation EV / EBITDA Debt + Pref. / EBITDA 2022A 2023E 2023E-2025E Debt + Pref. / 2022A EBITDA 1.7% 2.5% 3.3% 3.3% 0.8% EBITDA CAGR Median: 4.9x 4.1x Debt + Pref. / 2023E EBITDA 7.0x 2023E 2024E 2025E EV / 2023E EBITDA 5.9x Median: 9.0x 8.5x 8.6x 6.0x 5.5x EV / 2024E EBITDA 12.0x 4.9x 10.5x 10.2x 5.0x 10.0x EV / 2025E EBITDA 9.7x 10.0x 4.4x 9.0x 4.3x 8.9x 8.6x 9.1x 8.5x 8.3x 3.7x 8.2x 8.0x 7.9x 8.1x 4.0x 3.7x 7.8x 3.6x 8.0x 3.3x 3.3x 3.0x 6.0x 2.0x 4.0x 2.0x 1.0x 0.0x 0.0x Latest Quarterly Distribution Yield Levered FCF Yield LQA DCF 2023E Levered FCF Yield 2023E 2024E 2025E 1.9x 2.3x 1.4x 1.3x 2.7x Coverage Median: 10.6% 12.9% 13.4% 2024E Levered FCF Yield 20% 12.0% Median: 8.1% 2025E Levered FCF Yield 8.9% 14.6% 14.1% 14.1% 15% 13.6% 13.2% 8.6% 13.4% 13.3% 9.0% 12.5% 7.6% 7.2% 7.2% 11.4% 11.5% 10.9% 10.6% 9.7% 9.6% 10% 6.0% 5% 3.0% NA 0.0% 0% Source: HEP per DINO Management forecast. Peers per Public filings, FactSet, and Wall Street research as of 7/31/2023. Magellan share price as of the unaffected date of the Oneok acquisition, 5/12/2023. 5

HEP | Indicative Purchase Price Ratio Analysis Indicative Purchase Price Ratio Analysis DINO Revised HEP Second (1) (2) Proposal Counterproposal ($ in millions, except per share data) DINO SQ HEP SQ Illutrative Purchase Price 6/30/23E 6/30/23E Price as of 7/31/23 $52.09 $19.50 $19.91 $20.48 $21.45 $22.43 $23.35 $23.40 $24.38 $25.35 Implied Premium / (Discount) to HEP Spot Price as of 7/31/23 2% 5% 10% 15% 20% 20% 25% 30% Diluted Shares / Units Oustanding 194.1 126.6 126.6 126.6 126.6 126.6 126.6 126.6 126.6 126.6 Total Equity Value $10,112 $2,469 $2,520 $2,592 $2,716 $2,839 $2,956 $2,962 $3,086 $3,209 Total Debt (Consolidated) 3,199 1,492 1,492 1,492 1,492 1,492 1,492 1,492 1,492 1,492 Preferred Equity - 62 62 62 62 62 62 62 62 62 Non-Controlling Interest 1,303 69 69 69 69 69 69 69 69 69 Cash (Consolidated) (1,500) (15) (15) (15) (15) (15) (15) (15) (15) (15) Enterprise Value $13,114 $4,076 $4,128 $4,200 $4,323 $4,447 $4,563 $4,570 $4,694 $4,817 Public Units Outstanding 67.0 67.0 67.0 67.0 67.0 67.0 67.0 67.0 67.0 Total Value of Public Units $1,306 $1,333 $1,371 $1,436 $1,502 $1,563 $1,567 $1,632 $1,698 Implied Exchange Ratio 0.3744x 0.3822x 0.3931x 0.4118x 0.4305x 0.4482x 0.4492x 0.4679x 0.4867x Precedent Premium Premium / Discount to: Median Mean Current 7/31/23 - - 2.1% 5.0% 10.0% 15.0% 19.7% 20.0% 25.0% 30.0% 12.6% 13.9% Unaffected Price 24.3% 22.5% 25.1% 28.6% 34.7% 40.9% 46.6% 47.0% 53.1% 59.2% 52-Week High (21.3%) 2.4% 4.6% 7.6% 12.7% 17.8% 22.7% 22.9% 28.1% 33.2% Research Analyst Target (7.0%) 5.4% 7.6% 10.7% 15.9% 21.2% 26.2% 26.5% 31.8% 37.0% Trading Comparables DINO SQ HEP SQ Peer Peer Transaction (3) (3) Median Mean Comparables Enterprise Value as a Multiple of: Data Data EBITDA 2023E $3,030 4.3x $458 8.9x 9.0x 9.2x 9.4x 9.7x 10.0x 10.0x 10.3x 10.5x 9.0x 9.2x 10.1x 2024E 2,662 4.9x 477 8.5x 8.6x 8.8x 9.1x 9.3x 9.6x 9.6x 9.8x 10.1x 8.5x 8.8x 10.1x 2025E 2,698 4.9x 474 8.6x 8.7x 8.9x 9.1x 9.4x 9.6x 9.7x 9.9x 10.2x 8.6x 8.7x Equity Value as a Multiple of: Earnings per Share 2023E $8.77 5.9x $2.08 9.4x 9.6x 9.9x 10.3x 10.8x 11.2x 11.3x 11.7x 12.2x 12.1x 12.7x 2024E 7.27 7.2x 2.36 8.3x 8.5x 8.7x 9.1x 9.5x 9.9x 9.9x 10.4x 10.8x 10.5x 11.5x 2025E 7.43 7.0x 2.44 8.0x 8.2x 8.4x 8.8x 9.2x 9.6x 9.6x 10.0x 10.4x 10.6x 11.4x Yield Analysis: Dividends LQA $1.80 3.5% $1.40 7.2% 7.0% 6.8% 6.5% 6.2% 6.0% 6.0% 5.7% 5.5% 8.1% 8.1% 2023E 1.80 3.5% 1.40 7.2% 7.0% 6.8% 6.5% 6.2% 6.0% 6.0% 5.7% 5.5% 2024E 1.80 3.5% 1.40 7.2% 7.0% 6.8% 6.5% 6.2% 6.0% 6.0% 5.7% 5.5% 2025E 1.80 3.5% 1.40 7.2% 7.0% 6.8% 6.5% 6.2% 6.0% 6.0% 5.7% 5.5% YE Leverage Total Debt / EBITDA 2022A $3,199 0.7x $1,492 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 4.9x 4.8x 2023E 3,199 1.1x 1,492 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 4.1x 4.1x Source: Projections per DINO Management. Market data as of 7/31/2023. Balance sheet data per DINO estimates of 6/30/2023. 1. Revised proposal of $19.91 per unit reflecting 0.3150x exchange ratio on DINO’s share price of $52.09 as of 7/31/2023 plus $3.50 cash per unit. 2. Second counterproposal of $23.35 per unit reflecting 0.3714x exchange ratio on DINO’s share price of $52.09 as of 7/31/2023 plus $4.00 cash per unit. 3. Peers include DKL, MMP, NS and PAA. 6

Appendix

Apple | Proposal Summary Key Events — On May 4, 2023, HF Sinclair (DINO) offered to acquire all outstanding publicly held common units of Holly Energy Partners (HEP) at a fixed exchange ratio of 0.3714 newly issued shares of DINO Common Stock per each HEP unit w Offer derived using the 30-day volume weighted average prices for each security as of market close on May 3, 2023 — Following DINO’s initial proposal, 1¡ On July 14, 2023, the Conflicts Committee of HEP responded with a counterproposal consisting of 0.3714 exchange ratio plus $7.00 in cash per HEP unit w The counterproposal implies a total per unit consideration of $24.16 based on DINO’s share price as of 7/14/2023 ¡ On July 21, 2023, DINO responded with a revised proposal comprised of 0.3150 exchange ratio plus $3.50 in cash 2 w The revised proposal implies a total per unit consideration of $18.92 based on DINO’s share price on 7/21/2023 nd 3¡ On July 28, 2023, the Conflicts Committee of HEP responded with a 2 counterproposal consisting of 0.3714 exchange ratio plus $4.00 in cash per HEP unit nd w The 2 counterproposal implies a total per unit consideration of $23.16 based on DINO’s share price as of 7/28/2023 Summary of Proposals – Spot Offer Price Implied Premium to HEP Unit Price as of: Total Consideration per Equity Consideration (2) Date Exchange Ratio Cash Consideration Unit HEP Closing Price DINO Closing Price 5/3/23 7/14/23 7/21/23 7/28/23 Proposal (1) Initial DINO Offer 5/4/23 0.3714x $0.00 $15.57 $15.92 $41.91 (2.2%) N/A N/A N/A 1st HEP Counterproposal 7/14/23 0.3714x $7.00 $24.16 $18.87 $46.21 51.8% 28.0% N/A N/A Revised DINO Proposal 7/21/23 0.3150x $3.50 $18.92 $18.97 $48.96 18.9% 0.3% (0.3%) N/A 2nd HEP Counterproposal 7/28/23 0.3714x $4.00 $23.16 $19.18 $51.60 45.5% 22.8% 22.1% 20.8% Summary of Proposals – 30-Day VWAP Offer Price Implied Premium to HEP 30-Day VWAP as of: Total Consideration per Equity Consideration (3) Date Exchange Ratio Cash Consideration Unit (30-Day VWAP) HEP 30-Day VWAP DINO 30-Day VWAP 5/3/23 7/14/23 7/21/23 7/28/23 Proposal (1) Initial DINO Offer 5/4/23 0.3714x $0.00 $17.07 $17.07 $45.97 (0.0%) N/A N/A N/A 1st HEP Counterproposal 7/14/23 0.3714x $7.00 $23.57 $18.24 $44.62 38.1% 29.2% N/A N/A Revised DINO Proposal 7/21/23 0.3150x $3.50 $17.75 $18.38 $45.24 4.0% (2.7%) (3.4%) N/A 2nd HEP Counterproposal 7/28/23 0.3714x $4.00 $21.14 $18.64 $46.16 23.8% 15.9% 15.0% 13.4% 1. Offer delivered pre-market open on 5/4/23. DINO and HEP closing prices reflecting prices as of unaffected date of 5/3/2023. 2. Total consideration per unit equal to DINO closing price multiplied by exchange ratio, plus cash consideration when applicable. 3. Total consideration per unit (30-day VWAP) equal to DINO 30-day VWAP multiplied by exchange ratio, plus cash consideration when applicable. 7

DINO | Comparable Companies DINO Trading Comparables ($ in millions, except per share values) Peer Median Stock Price as of 7/31/2023 $52.09 $133.02 $111.55 $128.91 $47.44 $36.74 $27.59 $31.48 Diluted Shares Outstanding 194 428 464 362 132 103 68 63 Total Equity Value $10,112 $56,890 $51,784 $46,603 $6,260 $3,778 $1,886 $1,977 Total Debt 3,199 27,659 18,730 11,431 1,469 1,597 2,840 550 Cash 1,500 11,452 6,705 5,521 1,616 601 885 661 Net Debt 1,699 16,207 12,025 5,910 (147) 996 1,954 (111) (1) Minority Interest 1,303 12,557 -- -- -- 620 441 -- Enterprise Value $13,114 $85,655 $63,809 $52,513 $6,113 $5,394 $4,281 $1,866 Enterprise Value to: 2023E EBITDA 4.3x 5.5x 5.7x 3.8x 2.8x 4.9x 4.6x 3.6x 4.6x 2024E EBITDA 4.9x 7.4x 6.5x 5.5x 3.5x 7.3x 5.9x 4.6x 5.9x 2025E EBITDA 4.9x 7.8x 6.8x 6.8x 4.5x 7.1x 6.5x 5.9x 6.8x 2023E EBIT 5.7x 6.8x 6.6x 4.8x 3.7x 6.7x 7.8x 4.7x 6.6x 2024E EBIT 6.8x 10.5x 7.9x 7.8x 5.3x 10.2x 11.8x 7.2x 7.9x 2025E EBIT 6.7x 11.2x 7.9x 10.3x 7.8x 11.4x 16.1x 10.1x 10.3x Equity Value to: 2023E CFFO 5.2x 4.5x 6.1x 4.3x 3.7x 4.6x 3.0x 4.3x 4.3x 2024E CFFO 5.5x 5.4x 6.5x 5.5x 4.5x 6.9x 3.9x 5.5x 5.5x 2025E CFFO 5.4x 5.6x 6.7x 5.8x 5.0x 10.2x 4.1x 6.6x 5.8x 2023E Net Income 5.9x 7.1x 8.0x 5.8x 5.4x 8.4x 8.6x 5.6x 7.1x 2024E Net Income 7.2x 10.3x 9.3x 9.5x 7.6x 17.1x 20.9x 9.5x 9.5x 2025E Net Income 7.0x 11.2x 9.3x 12.7x 10.6x 18.7x N/M 13.9x 12.0x Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 7/31/2023. DINO balance sheet data per management estimates of 6/30/2023. 1. Reflects market value of public interest in MLP. Does not include preferred equity held by subsidiaries. 8

HEP | Comparable Companies HEP Trading Comparables ($ in millions except per unit data) Peer Median (1) Unit Price as of 7/31/23 $19.50 $47.62 $17.97 $55.41 $14.88 % of 52-week high (Close) 99% 76% 100% 100% 99% 100% Fully Diluted Units Outstanding 127 44 111 202 698 Total Equity Value $2,469 $2,075 $1,993 $11,198 $10,392 Debt 1,492 1,717 3,094 5,112 8,041 Preferred Equity 62 - 1,199 - 2,666 Noncontrolling Interest 69 - - - - Cash (15) (11) (5) (7) (526) Enterprise Value $4,076 $3,781 $6,281 $16,303 $20,573 Enterprise Value / 2023E EBITDA 8.9 x 9.7 x 8.3 x 10.5 x 8.2 x 9.0 x 2024E EBITDA 8.5 x 9.0 x 8.0 x 10.2 x 7.9 x 8.5 x 2025E EBITDA 8.6 x 9.1 x 7.8 x 10.0 x 8.1 x 8.6 x Valuation Metrics LQA Yield 7.18% 8.61% 8.90% 7.56% 7.19% 8.09% 2023E Yield 7.18% 8.69% 8.90% 7.60% 7.19% 8.15% 2024E Yield 7.18% 9.01% 8.90% 7.67% 8.20% 8.55% 2025E Yield 7.18% 9.58% 8.90% 7.74% 9.21% 9.06% 2023E DCF Yield 13.44% 12.66% 18.82% 11.05% 15.47% 14.06% 2024E DCF Yield 14.14% 14.94% 19.22% 11.46% 17.78% 16.36% 2025E DCF Yield 14.60% NA 19.42% 11.79% 17.32% 17.32% 2023E FCF Yield 13.31% 9.57% 11.54% 9.73% 11.43% 10.58% 2024E FCF Yield 14.14% 12.53% 13.20% 10.57% 14.08% 12.86% 2025E FCF Yield 14.60% NA 13.40% 10.89% 13.61% 13.40% 2023E EPS $2.08 $3.91 $1.14 $5.03 $1.24 $3.91 2024E EPS 2.36 4.67 1.20 5.26 1.42 4.67 2025E EPS 2.44 4.89 1.22 5.42 1.34 4.89 Coverage 2023E Coverage 1.87 x 1.46 x 2.11 x 1.45 x 2.15 x 1.78 x 2024E Coverage 1.97 x 1.66 x 2.16 x 1.49 x 2.17 x 1.91 x 2025E Coverage 2.03 x NA 2.18 x 1.52 x 1.88 x 1.88 x Credit Statistics Debt / 2022A EBITDA 3.6 x 5.5 x 4.3 x 3.6 x 3.2 x 3.9 x Debt / 2023E EBITDA 3.3 x 4.4 x 4.1 x 3.3 x 3.2 x 3.7 x Debt + Pref / 2023A EBITDA 3.7 x 5.5 x 5.9 x 3.6 x 4.3 x 4.9 x Debt + Pref / 2023E EBITDA 3.3 x 4.4 x 4.9 x 3.3 x 3.7 x 4.1 x Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 7/31/2023. HEP balance sheet data per management estimates of 6/30/2023. 1. Magellan unaffected share price as of 5/12/2023 prior to Oneok acquisition. 9

HEP | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price (5%) (3) Current: $55.41 $70.00 30% $65.00 Current: $47.62 $60.00 17% 20% Current: Current: $50.00 $47.00 $14.88 $17.97 8% 10% 6% $40.00 3% (1%) Current $30.00 (3%) 0% Price: $19.50 $19.00 $20.00 $19.00 $17.00 $18.00 $20.00 $16.00 Median -10% (8%) Price $10.00 Target: (13%) $18.50 $0.00 -20% Analyst 1 Analyst 2 Analyst 3 Analyst 4 7/11/2023 5/6/2023 5/4/2023 4/3/2023 Analyst Recommendation 0 2 1 4 Buy ✓ 1 3 4 2 Hold ~ 0 1 1 0 Sell O O 1 6 6 6 Source: FactSet as of 7/31/2023. 1. Includes available reports from reputable brokers that have provided a price target. 2. Peer group price targets reflect average analyst price target. 3. Reflects unaffected price from 5/12/2023 prior to Oneok acquisition. 10

DINO | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price Price Targets ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price 8% Current: Current: Current: Current: Current: Current: Current: $133.02 $111.55 $128.91 $36.74 $27.59 $47.44 $31.48 $146.00 $123.0 $145.00 $80.00 50% $70.00 40% $63.00 Median $61.00 Analyst: $57.00 $60.00 30% $56.00 $55.00 $56.00 $56.00 $54.00 $52.00 $50.00 $47.00 $50.00 20% Current DINO: 21% 10% 17% $40.00 10% 8% $52.09 6% $40.00 10% 12% 9% $31.00 (1%) 8% Peers $29.00 (4%) $30.00 0% Median: $26.00 4% (1%) (2%) (0%) $20.00 -10% (6%) (21%) $10.00 -20% (23%) $0.00 -30% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Analyst 1 Analyst 2 Analyst 3 Analyst 4 Analyst 5 Analyst 6 Analyst 7 Analyst 8 Analyst 9 Analyst 10 7/19/23 7/18/23 7/18/23 7/14/23 7/10/23 7/10/23 7/9/23 7/6/23 5/25/23 4/9/23 Analyst Recommendation 9 7 9 0 1 2 3 Buy ✓✓✓✓✓✓ 2 3 2 3 5 6 1 Hold ~ ~ ~ ~ 0 0 0 0 2 0 0 Sell Source: FactSet as of 7/31/2023. 11 10 11 3 8 8 4 1. Includes available reports from reputable brokers since Q1’23 earnings release that have provided a price target. 2. Peer group price targets reflect median analyst price target. 11

HEP | Comparable Transaction Analysis Selected MLP Buy-in Transactions Total Initial Initial Premium Paid Premium Paid - (2) (3) Announced Transaction Enterprise Value Price Premium Final (Days Prior to Initial Ann.) (Days Prior to Final Ann.) EV / FY+1 30-Day 30-Day (1) Date Acquirer Target Value ($MM) Acquirer Target Offered Offered Price 1-Day 1-Day EBITDA Consideration Process VWAP VWAP 8/17/2022 $3,783 $68,412 $14,229 $34.75 0.0% $41.75 20.1% 24.0% 6.2% 8.2% 8.4x 100% Cash Ann. then Negotiate (4) 7/28/2022 $579 $7,229 $1,690 $15.14 13.4% $17.66 32.3% 11.0% (3.4%) 9.9% 7.3x Cash and Unit Exchange Ann. then Negotiate 7/6/2022 $131 NA $824 $17.90 (0.3%) $25.00 39.3% 42.8% 2.8% 8.6% 10.3x 100% Cash Ann. then Negotiate 4/22/2022 $400 NA $595 $3.32 0.9% $4.65 41.3% 42.7% 40.9% 40.7% 11.1x 100% Cash Ann. then Negotiate (5) 2/11/2022 $2,608 $237,598 $9,749 $12.89 0.0% $15.85 23.0% 23.5% 9.6% 11.6% 12.6x 100% Cash Ann. then Negotiate 10/27/2021 $3,466 $16,829 $13,076 $32.57 0.0% $41.11 4.8% 7.6% 4.8% 7.6% 9.7x 100% Unit Exchange Negotiate then Ann. (6) 8/5/2021 $874 $126,182 $1,694 $13.01 0.0% $15.12 16.2% 8.9% 17.1% 17.2% 9.7x 100% Unit Exchange Ann. then Negotiate (7) 2/5/2021 $1,149 $201,401 $2,872 $12.47 0.0% $14.56 16.7% 18.7% (3.3%) 5.8% 7.4x 100% Unit Exchange Ann. then Negotiate (8) 10/5/2020 $2,829 $74,892 $3,361 $27.31 5.4% $30.95 19.5% 15.1% 0.6% (0.7%) 10.1x 100% Unit Exchange Ann. then Negotiate 7/27/2020 $693 $4,419 $1,312 $8.38 4.5% $8.47 28.1% 29.1% 28.1% 29.1% 7.3x 100% Unit Exchange Negotiate then Ann. 11/26/2018 $536 NA $1,246 $38.00 4.4% $41.00 12.6% 9.5% 12.6% 9.5% 10.6x 100% Cash Negotiate then Ann. 11/8/2018 $8,965 $7,251 $12,230 $43.77 5.0% $50.33 7.6% 14.3% 7.6% 14.3% 11.2x 100% Unit Exchange Negotiate then Ann. 10/18/2018 $1,850 $50,344 $3,660 $40.00 10.7% $42.25 6.0% 10.2% 6.0% 10.2% 10.2x 100% Cash Negotiate then Ann. 9/19/2018 $2,634 $86,611 $6,683 $17.75 0.0% $18.22 2.6% 8.8% 0.5% 1.0% 29.6x 100% Unit Exchange Ann. then Negotiate (9) 8/1/2018 $60,345 $26,932 $80,353 $21.32 5.0% $23.59 11.2% 17.5% 11.2% 17.5% 7.0x 100% Unit Exchange Negotiate then Ann. (10) 5/29/2018 $300 $5,332 $3,262 $21.86 (1.1%) $21.86 (1.1%) 9.2% (1.1%) 9.2% 6.2x 100% Unit Exchange Tender Offer (11) 5/17/2018 $4,779 $123,056 $27,256 $33.10 0.0% $40.00 20.8% 18.4% 5.7% 6.8% 14.3x 100% Unit Exchange Ann. then Negotiate (12) 5/17/2018 $10,010 $121,978 $14,694 $10.08 0.0% $11.48 13.9% 16.4% 2.1% 0.3% 10.1x 100% Unit Exchange Ann. then Negotiate 5/17/2018 $15,105 $29,816 $55,383 $36.94 5.2% $40.89 6.4% 11.2% 6.4% 11.2% 11.8x 100% Unit Exchange Negotiate then Ann. 3/27/2018 $3,224 $3,418 $4,942 $41.34 (0.5%) $35.42 0.6% (8.1%) 0.6% (8.1%) 6.3x 100% Unit Exchange Negotiate then Ann. Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations. 1. Transaction value includes only un-affiliated and proportional net debt. 2. Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer’s unaffected date. 3. Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final announcement’s unaffected date. 4. Initial price offered not yet disclosed. Transaction value and premium reflect unaffected DINO price as of 7/27/2022. Initial announcement date reflects filing of Schedule 13D/A on June 24, 2022. 5. Shell / Shell Midstream Partners LP based on revised offer announced 7/25/2022. Premium paid based on closing price prior to original announcement on 2/11/2022. 6. BP / BP Midstream Partners LP based on revised offer announced 12/20/2021. Premium paid based on closing price prior to original announcement on 8/4/2021. 7. Chevron / Noble Midstream Partners based on revised offer announced 3/5/2021. Premium paid based on closing price prior to original announcement on 2/4/2021. 8. TC Energy / TC Pipeline based on revised offer announced 12/15/2020. Premium paid based on closing price prior to original announcement on 10/5/2020. 9. Dominion Energy / Dominion Energy Midstream based on revised offer announced 11/23/2018. Premium paid based on closing price prior to original announcement on 9/8/2018. 10. Reflects the 5/29/18 exchange offer; CVI announced it would exercise the call right on 1/17/19. 11. Enbridge / Spectra premiums based on revised offer announced on 8/24/2018. Enbridge price performance based on original announcement on 5/17/2018. 12. Enbridge / Enbridge Energy Partners based on revised offer announced 9/18/2018. Enbridge price performance based on original announcement on 5/17/2018. 12

HEP | Comparable Transaction Analysis (Cont’d) Selected MLP Buy-in Transactions Total Initial Initial Premium Paid Premium Paid (2) (3) Announced Transaction Enterprise Value Price Premium Final (Days Prior to Initial Ann.) (Days Prior to Final Ann.) EV / FY+1 30-Day 30-Day (1) Date Acquirer Target Acquirer Target Offered Offered Price 1-Day 1-Day EBITDA Consideration Process Value ($MM) VWAP VWAP 11/8/2017 $173 $3,189 $845 $11.80 3.0% $13.92 3.0% 11.5% 3.0% 11.5% 4.6x 100% Unit Exchange Negotiate then Ann. 8/29/2017 $736 NA $736 $14.50 0.4% $16.50 15.2% 12.4% 15.2% 12.4% 12.3x 100% Cash Negotiate then Ann. 5/18/2017 $651 NA $963 $20.00 20.1% $20.00 20.1% 20.4% 20.1% 20.4% 12.3x 100% Cash Tender Offer 4/4/2017 $157 NA $594 $16.80 5.8% $17.30 5.8% 5.6% 5.8% 5.6% 9.1x 100% Cash Tender Offer 3/2/2017 $781 NA $1,470 $18.75 1.9% $19.50 6.0% 5.6% 4.3% 3.4% 9.3x 100% Cash Ann. then Negotiate 1/27/2017 $1,656 $77,129 $1,656 $6.25 (4.6%) $8.00 (8.6%) 1.8% (8.6%) 1.8% 11.0x 100% Cash Negotiate then Ann. 11/1/2016 $5,180 $77,381 $9,684 $15.75 2.9% $17.00 11.1% 16.0% 6.3% 5.2% 18.0x 100% Cash Ann. then Negotiate Selected MLP Transactions From 2016 - 2023 YTD Mean 3.0% 13.9% 15.0% 7.5% 10.0% 10.7x Median 0.9% 12.6% 12.4% 5.8% 9.2% 10.1x High 20.1% 41.3% 42.8% 40.9% 40.7% 29.6x Low (4.6%) (8.6%) (8.1%) (8.6%) (8.1%) 4.6x Selected 100% Stock MLP Transactions From 2016 - 2023 YTD Mean 1.9% 10.8% 12.8% 6.0% 8.8% 10.4x Median 0.0% 9.4% 12.9% 3.9% 8.4% 9.7x High 5.4% 28.1% 29.1% 28.1% 29.1% 29.6x Low (1.1%) (1.1%) (8.1%) (3.3%) (8.1%) 4.6x Selected MLP Transactions From 2021 - 2023 YTD Mean 1.8% 24.2% 22.4% 9.4% 13.7% 9.6x Median 0.0% 21.6% 21.1% 5.5% 9.3% 9.7x High 13.4% 41.3% 42.8% 40.9% 40.7% 12.6x Low (0.3%) 4.8% 7.6% (3.4%) 5.8% 7.3x Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations. HEP data per DINO Management forecast. 1. Transaction value includes only un-affiliated and proportional net debt. 2. Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer’s unaffected date. 3. Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final offer’s unaffected date. 4. Reflects DINO management estimates of balance sheet data for 6/30/2023. 13

Proposed OKE / MMP Transaction Summary Transaction Summary 1-Day Trading Performance — On May 14, 2023, ONEOK, Inc. (“ONEOK”) announced that it will Buyers Targets acquire all outstanding units of Magellan Midstream Partners, L.P. (“Magellan”) for ~$18.8bn, including assumed debt 15.0% 8.0% ¡ Consideration will consist of $25.00 in cash and 0.6670 shares of ONEOK common stock for each outstanding Magellan common unit 4.0% 12.0% Transaction & ¡ Implied premium of ~22% to Magellan’s closing share price Purchase Price th on Friday, May 12 (~15% premium based on ONEOK’s 0.0% 9.0% th closing sharing price on Monday, May 15 ) (0.6%) ¡ ONEOK has secured $5.25 billion of fully-committed bridge (4.0%) 6.0% financing for the proposed cash consideration (a Notes offering is expected prior to closing) (8.0%) ¡ Transaction expected to close in Q3 2023 3.0% (9.1%) — Expected to be accretive to earnings per share beginning in 2024 (12.0%) 0.0% with EPS accretion of 3-7% per year in 2025-2027 — Expected to be free cash flow per share accretive, averaging more than 20% 2024-2027 Transaction — Forecasted synergies are expected to total at least $200mm Consequences annually, with potential to move as high as $400mm MMP Enterprise Value Build & Multiples — Benefit from the tax basis step-up has an estimated total value of ($ in millions) ~$3.0bn 5/12/23 Close Offer Price 5/15/23 Close Share Price $55.41 $55.41 $62.61 — Pro forma 2024 year-end Net Debt / EBITDA of ~4.0x Implied Premium to 5/12/2023 Close - 21.8% 14.9% Offer Price $55.41 $67.50 $63.65 — Adds a leading, and primarily fee-based, refining products and Units Outstanding 202 202 202 crude oil transportation business to ONEOK Equity Value $11,198 $13,642 $12,864 (1) — Complementary and diversified asset positions, presenting Plus: Debt 5,112 5,112 5,112 significant potential for enhanced customer product offerings and Less: Cash (7) (7) (7) increased international export opportunities Enterprise Value $16,303 $18,747 $17,969 Disclosed MMP — Expected immediate financial benefits, including cost, operational, Enterprise Value as a Mult. of: Statistic Rationale and tax synergies, supporting meaningful expected accretion 2024E EBITDA $1,599 10.2x 11.7x 11.2x — A significant increase in free cash flow, which provides additional 2025E EBITDA 1,630 10.0x 11.5x 11.0x cash for debt reduction, growth capital, and value returned to (2) 2024E EBITDA Adj. for Synergies $1,899 8.6x 9.9x 9.5x (2) shareholders through dividends and/or repurchasing shares 2025E EBITDA Adj. for Synergies 1,930 8.4x 9.7x 9.3x — Strong IG credit ratings with enhanced scale and diversification Equity Value as a Mult. of: 2024E DCF $1,283 11.5% 9.4% 10.0% — $275mm breakup fee Other Key 2025E DCF 1,320 11.8% 9.7% 10.3% Merger — Magellan will be merged into a newly created 100% wholly-owned Agreement Items subsidiary of ONEOK Source: Company filings, Wall Street Research, and FactSet. 1. Includes $112mm in long-term lease liabilities. 2. Assumes $300mm in synergies. Excludes tax savings. 14 PAA 5.2% ET 1.5% TRP 0.7% ENB 0.5% EPD 0.1% KMI OKE MMP 13.0% CEQP 8.6% PAA 5.2% NS 4.1% KNTK 3.6% WES 2.6% HEP 2.1% DTM 1.8% TRGP 1.3%

Disclaimer The preceding pages contain material that was provided to the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Board (in their capacity as directors and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Board or any individual officer, director, shareholder or any other person. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions. These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2023 (all rights reserved). 15